Exhibit 99.1

Contacts:

Investor Relations:

Angela White

ir@vistaprint.com

781-652-6480

Media Relations:

Jason Keith

publicrelations@vistaprint.com

781-652-6444

VistaPrint Reports 2009 First Fiscal Quarter Financial Results and Updates Full

Fiscal Year 2009 Financial Guidance

•	First quarter results, year over year:

o	Revenue rose 44 percent to $114.2 million

o	Net income per fully diluted share rose 20 percent to $0.18

o	Non-GAAP adjusted net income per fully diluted share rose 36 percent to $0.30

•	Updating financial guidance for the full fiscal year ending June 30, 2009:

o	Revenue expected to be approximately $475 million to $515 million

o	GAAP fully-diluted earnings per share expected to be approximately $0.93 to $1.05

o	Non-GAAP adjusted net income per fully diluted share expected to be approximately $1.36 to $1.48

Hamilton, Bermuda, October 28, 2008 — VistaPrint Limited (Nasdaq:VPRT), the small business marketing company, today announced financial results for the first quarter of the fiscal year ending June 30, 2009.

“VistaPrint delivered another solid quarter with revenue and earnings in line with our stated guidance despite headwinds that included widespread economic weakness in many of our markets and adverse currency fluctuations,” said Robert Keane, president and chief executive officer. “VistaPrint continued to grow strongly and remains on track to achieve our goal of transforming small business marketing thanks to a superior value proposition.”

Financial Metrics:

•	Revenue for the first quarter of fiscal year 2009 grew to $114.2 million, a 44 percent increase over revenue of $79.5 million reported in the same quarter a year ago.

•

Gross margin (revenue minus the cost of revenue) in the first quarter was 60.7 percent, compared to 62.6 percent in the same quarter a year ago. Gross margins were adversely impacted by a number of factors, including shifts in product mix, lower referral fees, currencies, and higher shipping costs.

•

Operating income in the first quarter was $9.8 million, or 8.6 percent of revenue, and reflected a 42 percent increase compared to $6.9 million, or 8.7 percent of revenue in the same quarter a year ago.

•

GAAP net income for the first quarter was $8.3 million, or 7.2 percent of revenue, representing a 20 percent increase compared to $6.9 million, or 8.7 percent of revenue in the same quarter a year ago.

•	GAAP net income per fully diluted share for the first quarter was $0.18, versus $0.15 in the same quarter a year ago.

•

Non-GAAP adjusted net income for the first quarter, which excludes share-based compensation expense, was $14.0 million, or 12.2 percent of revenue, representing a 39 percent increase compared to $10.0 million, or 12.6 percent of revenue in the same quarter a year ago.

•	Non-GAAP adjusted net income per fully diluted share for the first quarter, which excludes share-based compensation expense, was $0.30, versus $0.22 in the same quarter a year ago.

•	Capital expenditures in the first quarter were $14.2 million or 12.5 percent of revenue.

•	During the first quarter, the Company generated $28.6 million in cash from operations and $12.8 million in free cash flow.

•	The Company had $142.4 million in cash, cash equivalents and short-term marketable securities as of September 30, 2008.

•

Following the close of the quarter the Company repurchased 503,398 shares for $13.9 million, at an average per-share price of $27.52, as part of the share repurchase program authorized by the Board of Directors.

Operating Highlights:

•	VistaPrint acquired approximately 1.2 million new customers in the first fiscal quarter ending September 30, 2008.

•	Repeat customers generated approximately 66 percent of total quarterly bookings in the first quarter, compared with 64 percent in the same quarter a year ago.

•

Average daily order volume in the first quarter of fiscal 2009 exceeded 35,000, reflecting approximately a 35 percent increase over an average of more than 26,000 orders per day in the same quarter a year ago.

•	Advertising spending in the first quarter was $20.3 million, or 17.8 percent of revenue, compared to $15.3 million, or 19.3 percent of revenue in the same quarter a year ago.

•	Non-US markets contributed 38 percent of total revenue in the first quarter, up from 34 percent in the same quarter a year ago.

•	Average order value in the first quarter including revenue from shipping and processing was $33.79, a 7 percent increase when compared to $31.71 in the same quarter a year ago.

•	Web site sessions in the first quarter were 46.7 million, a 5 percent increase over 44.6 million in the same quarter a year ago.

•	Conversion rates were 6.9 percent in the first quarter of fiscal 2009, compared to 5.4 percent in the same quarter a year ago.

•	VistaPrint broadened its product offering with lawn signs and poster calendars.

“We met our stated first quarter targets,” noted chief financial officer Mike Giannetto. “VistaPrint continued to grow rapidly in the first quarter; however, due to a number of factors, including global economic and currency related challenges and uncertainties, we are reducing our revenue and EPS guidance for the fiscal year ending June 30, 2009.”

Financial Guidance as of October 28, 2008:

Based on current and anticipated levels of demand, the Company expects the following financial results:

Revenue

•	For the second quarter of fiscal year 2009, ending December 31, 2008, the Company expects revenue of approximately $122 million to $134 million.

•

For the full fiscal year ending June 30, 2009, the Company expects revenue of approximately $475 million to $515 million. This guidance reflects the recent strengthening of the US dollar, which lowered expectations by approximately $35 million.

GAAP Fully-Diluted Earnings Per Share

•

For the second quarter of fiscal year 2009, ending December 31, 2008, the Company expects GAAP fully-diluted earnings per share of approximately $0.26 to $0.31, which assumes 45.8 million weighted average shares outstanding.

•	For the full fiscal year ending June 30, 2009, the Company expects GAAP fully-diluted earnings per share to be $0.93 to $1.05, which assumes 46.1 million weighted average shares outstanding.

Non-GAAP Adjusted Net Income Per Fully-Diluted Share

The Company is providing the following assumptions to facilitate comparisons with non-GAAP adjusted net income per fully diluted share. For the quarter ending December 31, 2008: non-GAAP fully diluted weighted average share count of approximately 46.8 million shares, share-based compensation expense of approximately $5.2 million. For the full fiscal year ending June 30, 2009: non-GAAP fully diluted weighted average share count of approximately 47.0 million shares, and share-based compensation expense of approximately $21 million.

Based on the above assumptions and the Company’s guidance above regarding GAAP earnings, non-GAAP adjusted net income per fully diluted share would be as follows:

•	For the second quarter of fiscal year 2009, ending December 31, 2008, non-GAAP adjusted net income per fully diluted share range of approximately $0.36 to $0.41.

•	For the full fiscal year 2009, ending June 30, 2009, non-GAAP adjusted net income per fully diluted share range of approximately $1.36 to $1.48.

Capital Expenditures

•	For the second quarter of fiscal year 2009, ending December 31, 2008, the Company expects to make capital expenditures of approximately $30 million to $35 million.

•	For the full fiscal year ending June 30, 2009, the Company expects to make capital expenditures of approximately $70 million to $87 million.

Planned capital investments in fiscal 2009 include two major facility expansions: an expansion of the Company’s Montego Bay, Jamaica, service center operations which is expected to be completed in calendar year 2010, and continued work on the expansion of the Company’s Windsor, Ontario manufacturing facility, which is expected to be completed in the third quarter of fiscal year 2009.

The foregoing guidance supersedes any guidance previously issued by the Company. All such previous guidance should no longer be relied upon.

At approximately 4:20 p.m. (EDT) on October 28, 2008, VistaPrint will post, on the investor relations section of www.vistaprint.com, a link to a pre-recorded audio visual end-of-quarter presentation along with a downloadable transcript of the prepared remarks that accompany that presentation. At 5:00 p.m. (EDT) there will be a Web cast of a live

Q&A session with VistaPrint management. Links to this Q&A session will also be posted on the investor relations section of the Company’s Web site. A replay of the Q&A session will be available on the Company’s Web site following the call on October 28, 2008.

About non-GAAP financial measures

To supplement VistaPrint’s consolidated financial statements presented in accordance with U.S. generally accepted accounting principles, or GAAP, VistaPrint has used the following measures defined as non-GAAP financial measures by the SEC: non-GAAP adjusted net income and non-GAAP adjusted net income per diluted share. The item excluded from the non-GAAP measurements is share-based compensation expense. The presentation of non-GAAP financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures, please see the table captioned “Reconciliations of Non-GAAP Financial Measures” included at the end of this release. The table has more details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliation between these financial measures.

Share-based compensation expense

VistaPrint adopted SFAS 123(R), Share-Based Payments, on July 1, 2005 and began expensing the fair value of share option grants issued to employees and directors. Prior to that date, the Company had accounted for share option grants under the provisions of APB No. 25, Accounting for Stock Issued to Employees, and therefore had not recorded any compensation expense related to such grants.

VistaPrint’s management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenses that may be indicative of our core business operating results. VistaPrint believes that both management and investors have historically benefited from referring to these non-GAAP financial measures in assessing VistaPrint’s performance and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also have facilitated management’s internal comparisons to VistaPrint’s historical performance and our competitors’ operating results. Management believes that these benefits were particularly important during the period following adoption of SFAS 123(R), as prospective equity grants resulted in incremental share-based compensation expenses not previously reported by VistaPrint prior to adoption of SFAS 123(R), which management believes were not indicative of core business operating results.

VistaPrint previously announced the Company’s intention to eliminate the use of non-GAAP financial measures in its financial reporting and guidance beginning with the first quarter of the fiscal year ending June 30, 2009, other than to facilitate non-GAAP comparisons during a transition period, because management believed that the reporting of non-GAAP measures would by that time no longer provide meaningful supplemental information to investors regarding the Company’s performance. However, based on subsequent investor feedback, management has concluded that many investors believe they would continue to benefit from referring to these non-GAAP financial measures in assessing VistaPrint’s performance and when forecasting and analyzing future periods. Therefore, the Company intends to continue to use non-GAAP financial measures in its financial reporting and guidance in fiscal year 2009 and will reevaluate their use in future periods. Until VistaPrint ceases to include non-GAAP financial measures in its reporting, it expects to compute non-GAAP financial measures using the same consistent method from quarter to quarter and year to year.

Management provides these non-GAAP financial measures as a courtesy to investors. However, to gain a more complete understanding of the Company’s financial performance, management does (and investors should) rely upon GAAP financial statements.

About VistaPrint

VistaPrint Limited (Nasdaq:VPRT) is the small business marketing company having served over 16 million customers world-wide. VistaPrint offers small businesses the ability to market their business with a broad range of brand identity and promotional products, marketing services and electronic marketing solutions. A global company, VistaPrint employs more than 1,600 people and operates 19 localized websites serving over 120 countries around the world. A broad range of marketing products and services are available online at www.vistaprint.com. VistaPrint’s products are satisfaction guaranteed.

VistaPrint and the VistaPrint logo are registered trademarks of VistaPrint. All other brand and product names appearing on this announcement may be trademarks or registered trademarks of their respective holders.

This press release contains statements about management’s future expectations, plans and prospects of our business that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995, including, but not limited to, statements concerning the expected growth and development of our business including the financial guidance set forth under the headings “Updating financial guidance for the full fiscal year ending June 30, 2009,” and “Financial Guidance as of October 28, 2008,” our operating performance, our margins, our market position, our reinvestment program, and our ability to successfully attract and retain customers. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors including, but not limited to, our ability to attract customers and to retain customers and to do so in a cost-effective manner, willingness of purchasers of graphic design services and printed products to shop online, failure of our investments, unexpected increases in our use of funds, failure to increase our revenue and keep our expenses consistent with revenue, failures of our web sites or network infrastructure, failure to maintain the prices we charge for our products and services, the inability of our manufacturing operations to meet customer demand, exchange rate fluctuations, downturns in general economic conditions, and other factors that are discussed in our Annual Report on Form 10-K for the fiscal year ended June 30, 2008, and other documents we periodically file with the SEC.

In addition, the statements in this press release represent our expectations and beliefs as of the date of this press release. We anticipate that subsequent events and developments may cause these expectations and beliefs to change. We specifically disclaim any obligation to update any forward-looking statements. These forward-looking statements should not be relied upon as representing our expectations or beliefs as of any date subsequent to the date of this press release.

Financial Tables to Follow

VistaPrint Limited

Consolidated Balance Sheets

	September 30, 2008	June 30, 2008
	(Unaudited)
	(In thousands, except share and per share data)
Assets
Current assets:
Cash and cash equivalents	$127,346	$103,145
Marketable securities	15,033	26,598
Accounts receivable, net of allowances of $192 and $213 at September 30, 2008 and June 30, 2008, respectively	7,273	6,105
Inventory	2,800	2,548
Prepaid expenses and other current assets	6,545	5,678

Total current assets	158,997	144,074
Property, plant and equipment, net	163,176	154,520
Software and web site development costs, net	5,661	5,380
Deferred tax assets	2,956	2,956
Other assets	9,679	9,022

Total assets	$340,469	$315,952

Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$18,390	$8,486
Accrued expenses	38,871	35,655
Deferred revenue	1,992	1,893
Current portion of long-term debt	3,239	3,304

Total current liabilities	62,492	49,338
Deferred tax liabilities	2,591	2,656
Other liabilities	3,399	1,946
Long-term debt	18,102	19,507
Shareholders' equity:
Common shares, par value $0.001 per share, 500,000,000 shares authorized; 44,546,225 and 44,279,248 shares issued and outstanding at September 30, 2008 and June 30, 2008, respectively	45	44
Additional paid-in capital	199,151	191,271
Retained earnings	51,371	43,098
Accumulated other comprehensive income	3,318	8,092

Total shareholders' equity	253,885	242,505

Total liabilities and shareholders' equity	$340,469	$315,952

VistaPrint Limited

Consolidated Statements of Operations

	Three Months Ended September 30,
	2008	2007
	(Unaudited)
	(in thousands, except share and per share data)
Revenue	$114,232	$79,453

Cost of revenue (1)	44,844	29,752
Technology and development expense (1)	13,808	9,108
Marketing and selling expense (1)	34,801	26,316
General and administrative expense (1)	10,948	7,370

Income from operations	9,831	6,907
Interest income	728	1,174
Other expense, net	941	2
Interest expense	380	435

Income before income taxes	9,238	7,644
Income tax provision	965	765

Net income	$8,273	$6,879

Basic net income per share	$0.19	$0.16

Diluted net income per share	$0.18	$0.15

Weighted average common shares outstanding—basic	44,379,680	43,544,204

Weighted average common shares outstanding—diluted	46,014,442	45,799,174

(1) Share-based compensation is allocated as follows:

	Three Months Ended September 30,
	2008	2007
	(Unaudited)
	(in thousands)
Cost of revenue	$196	$135
Technology and development expense	1,264	805
Marketing and selling expense	1,037	816
General and administrative expense	2,991	1,285

	$5,488	$3,041

VistaPrint Limited

Reconciliations of Non-GAAP Financial Measures

	Three Months Ended September 30,
	2008		2007
	(Unaudited)
	(in thousands, except per share data)
Non-GAAP adjusted net income reconciliation:
Net income	$8,273		$6,879
Add back:
Share-based compensation expense, inclusive of income tax effects	5,682	(a)	3,154	(b)

Non-GAAP adjusted net income	$13,955		$10,033

Non-GAAP adjusted net income per diluted share reconciliation:
Net income per diluted share	$0.18		$0.15
Add back:
Share-based compensation expense, inclusive of income tax effects	0.12		0.07

Non-GAAP adjusted net income per diluted share	$0.30		$0.22

(a)	Includes share-based compensation charges of $5,488 and the income tax effects related to those charges of $194

(b)	Includes share-based compensation charges of $3,041 and the income tax effects related to those charges of $113

VistaPrint Limited

Consolidated Statements of Cash Flows

	Three Months Ended September 30,
	2008	2007
	(Unaudited)
	(in thousands)
Operating activities
Net income	$8,273	$6,879
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,058	5,083
Share-based compensation expense	5,488	3,041
Changes in operating assets and liabilities:
Accounts receivable	(1,282)	(446)
Inventory	(359)	(468)
Prepaid expenses and other assets	(803)	(629)
Accounts payable	4,338	(1,927)
Accrued expenses and other liabilities	4,882	2,480

Net cash provided by operating activities	28,595	14,013

Investing activities
Purchases of property, plant and equipment	(14,249)	(16,621)
Purchases of marketable securities	(1,110)	(20,267)
Sales and maturities of marketable securities	11,777	20,690
Capitalization of software and website development costs	(1,573)	(1,031)

Net cash used in investing activities	(5,155)	(17,229)

Financing activities
Repayment of long-term debt	(826)	(803)
Payment of withholding taxes in connection with settlement of RSUs	(620)	(788)
Proceeds from issuance of common shares	2,933	1,549

Net cash provided by (used in) financing activities	1,487	(42)

Effect of exchange rate changes on cash	(726)	283

Net increase (decrease) in cash and cash equivalents	24,201	(2,975)

Cash and cash equivalents at beginning of period	103,145	69,464

Cash and cash equivalents at end of period	$127,346	$66,489

Free cash flow reconciliation:
Net cash provided by operating activities	$28,595	$14,013
Purchases of property, plant and equipment, net	(14,249)	(16,621)
Capitalization of software and website development costs	(1,573)	(1,031)

Total free cash flow	$12,773	$(3,639)